Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Reports Results for First Quarter of Fiscal 2026

Building America’s Only Vertically Integrated Uranium Fuel Supply Chain, from Mining to Conversion, Supporting U.S. Enrichment

Increasing Production Through Construction of New Low-Cost In-Situ Recovery Capacity in Wyoming and Texas

Strategic Inventory Positioning Ahead of Section 232 Decision and Projected Supply Deficits

Operational Highlights:

Maintained Low-Cost Production Profile: Achieved Total Cost per Pound(1) of $34.35, including Cash Cost per Pound(1) of $29.90 and Non-Cash Cost per Pound(1) of $4.45, based on production of 68,612 pounds of precipitated uranium and dried and drummed U3O8 (uranium concentrate) for the quarter.

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Irigaray Plant Upgrades Completed: A full refurbishment of the yellowcake thickener and calciner to support 24/7 operations was finalized at the Irigaray Central Processing Plant (“CPP”). Drying and drumming operations have resumed, and approximately 49,000 pounds U3O8 were packaged between November 13-30, 2025.

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Adding a Second Powder River Basin Satellite at Ludeman: Development decision made to advance the fully permitted Ludeman in-situ recovery (“ISR”) Project’s first planned wellfield. Engineering of the satellite ion-exchange (“IX”) plant is progressing, and procurement of IX vessels is underway.

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Major Expansion of Wellfield Development at Christensen Ranch: Construction is underway on six additional header houses in new wellfields at the Christensen Ranch ISR operations in the Powder River Basin.

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Burke Hollow Nears Operational Status, America’s Next ISR Mine: Major construction milestones are substantially complete, setting the stage for initial operations at South Texas’s newest ISR production facility. The advances at Burke Hollow and Christensen Ranch are expected to drive increased production output through the end of fiscal 2026.

●	Advancing Development Plans for Sweetwater: Work progressed under the FAST-41 permitting designation for Sweetwater. Drilling and engineering plans for mill refurbishment have been initiated.
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Roughrider Pre-Feasibility Progressing: A 34,000 meter core drilling program commenced in October 2025, targeting conversion of inferred to indicated uranium estimated resources to support the previously announced proposed pre-feasibility study (“PFS”) for the world-class, high-grade Roughrider Project in the prolific Athabasca Basin of Saskatchewan, Canada.

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Launched United States Uranium Refining & Conversion Corp (“UR&C”): Positioning UEC as America’s only vertically integrated uranium company with mining and processing together with planned refining, and conversion under one platform. Initiated a feasibility study with Fluor, expanded the size of the project technical team, and progressed federal engagement and multi-state siting activities.

Fiscal Q1 2026 Financial Highlights:

●	Strong Balance Sheet: $698 million of cash, uranium inventory(2)(3) and equities(3) at market prices, with no debt.
●	Completed $234 Million Public Offering: Supports acceleration of UR&C's planned development and further strengthens liquidity.
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Inventory Buildup Ahead of Section 232 Announcement: 1,356,000 pounds of U₃O₈ held in inventory at October 31, 2025, valued at $111.9 million at market prices(3), excluding approximately 199,000 pounds of precipitated uranium and dried and drummed U3O8 at the Irigaray CPP. In addition to uranium from operations, a further 300,000 pounds of U3O8 is to be added by the end of December 2025 through purchase contracts at an attractive $37.05 per pound.

Strengthening U.S. Uranium Policy Framework:

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U.S. Government's Designation of Uranium as a Critical Mineral: Uranium was added to the U.S. Geological Survey’s Final 2025 Critical Minerals List on November 7, 2025, underscoring its essential role in U.S. energy and national security. In addition, the U.S. Government has initiated a Section 232 Critical Minerals investigation into foreign uranium imports, with potential outcomes that may include additional federal support measures such as enlarging the U.S. Strategic Uranium Reserve. To that end, U.S. Secretary of Energy, Christopher A. Wright, expressed support for the Strategic Reserve and noted the required buffer size will need to grow over time to support the anticipated "rapid growth" in domestic nuclear energy, including advanced and small modular reactors.

Corpus Christi, TX, December 10, 2025 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce that it has filed its Quarterly Report on Form 10-Q for the quarter ended October 31, 2025 with the U.S. Securities and Exchange Commission. The report, includes the Company’s interim condensed consolidated financial statements, related notes thereto and management’s discussion and analysis, is available on the Company's website at www.uraniumenergy.com and at www.sec.gov.

Amir Adnani, President and CEO, stated:

“This quarter represented a step change for UEC. With the launch of United States Uranium Refining & Conversion Corp, we added a new business line that positions the Company to become the only U.S. supplier with both uranium and UF₆ production capabilities. In parallel, we maintained and expanded low-cost ISR production and continued to advance our growth projects in Wyoming and South Texas, supporting projected higher output for the balance of fiscal 2026. Taken together, these developments strengthen our platform as the leading American nuclear fuel supply chain provider aligned with U.S. policy.

Progress at UR&C is advancing across feasibility, site selection and technical staffing initiatives. Separately, we are engaging with senior levels of state and federal governments as part of our broader development process.

Our balance sheet is now even stronger, with no debt and over $698 million in cash, uranium inventory(2)(3) and equities(3) at market prices. This provides the capacity to support both production expansion and the advancement of UR&C. We also continued to build our unhedged uranium inventory ahead of the Section 232 decision in a tightening market with a structural supply deficit, positioning UEC to benefit from expected higher uranium prices.”

Powder River Basin, Wyoming, Hub-and-Spoke ISR Operations

Hub: Irigaray CPP; Spokes: Christensen Ranch and Ludeman

Since the resumption of operations and as of October 31, 2025, accumulated production from Christensen Ranch was approximately 199,000 pounds of precipitated uranium and dried and drummed U3O8 at the Irigaray CPP.

As part of its ongoing production ramp-up, UEC continued to develop new production areas at Christensen Ranch. Mine development advanced with active well installation (piloting, casing and underreaming) in wellfields 11 and 12 and delineation drilling in wellfields 8 and 10-extensions. Additionally, construction continued on six new header houses in wellfields 11, 12, and 10-extension. These new production areas form the base of UEC’s future production plans at Christensen Ranch.

In parallel, process upgrades at the Irigaray CPP continued in the first quarter of fiscal 2026, including a full rebuild of one of two yellowcake thickeners, replacing the rake, gearbox and motor along with the repair or replacement of multiple calciner components. Together with the refurbishment completed at Christensen Ranch earlier in the year, these timely investments are expected to support higher production rates in addition to improved operational efficiency and performance.

UEC’s Ludeman project, located 10 miles northeast of Glenrock, Wyoming, is fully licensed and permitted and will be constructed as a satellite project with wellfields and an IX plant, similar to Christensen Ranch, able to ship uranium loaded resin to the Irigaray CPP for elution, precipitation, drying and packaging. Plans for a 200-hole delineation drilling program in the first planned wellfield at Ludeman were finalized during the quarter, with drilling commencing subsequent to quarter-end in November 2025. The delineation drilling will assist wellfield pattern design. Ludeman’s S-K 1300 compliant estimated resources are 9,713,800 pounds of Measured and Indicated and 1,258,000 pounds Inferred(4).

Forty-one monitor wells are already installed for the first production area and baseline water quality sampling is planned for these wells in the fourth quarter of fiscal 2026. Engineering for the satellite plant is in progress using internal technical expertise, with external engineering planned to commence in January 2026. Design and procurement of the IX vessels for the plant is underway.

In the Powder River Basin, the Irigaray CPP has a licensed capacity of 4.0 million pounds per year, surrounded by 17 satellite projects, four of which are fully permitted including Christensen Ranch and Ludeman.

The Company's workforce in Wyoming has increased to 84 personnel, supporting UEC’s growing operations in the Powder River Basin.

South Texas Hub-and-Spoke ISR Operations

Hub: Hobson CPP; Spoke: Burke Hollow

Construction of the Burke Hollow IX plant and first production area progressed on schedule, with key advances made across wellfield development and processing infrastructure.

All large diameter tanks have been installed at the IX plant and testing of the disposal well was completed with the state regulatory agency in attendance. The utility provider completed the installation of three-phase power into the project site, and all facilities have been energized. Well completion and mechanical integrity testing reports are underway following completion of construction.

The Company’s workforce in South Texas has grown to 86 personnel in preparation for startup of the Burke Hollow Project.

Sweetwater, Wyoming, Hub-and-Spoke Development

On August 1, 2025, the Sweetwater Uranium Complex was designated as a FAST-41 transparency project by the U.S. Federal Permitting Improvement “Steering Council” as part of the implementation of President Trump’s Executive Order on Immediate Measures to “Increase American Mineral Production”. Significant progress was made during this quarter for the Sweetwater Plan of Operations which was submitted to the Bureau of Land Management on November 14, 2025. This was the first critical milestone on the FAST-41 dashboard schedule.

Planning for the installation of cased monitor wells and a 200-hole delineation drilling program for the first wellfield at Sweetwater was completed during the quarter. Core will be collected for advanced mineralogical testing, and both coring and monitor-well installation began on December 1, 2025.

Proposals have been received from engineering companies to assess refurbishment requirements for the Sweetwater Plant for both conventional and ISR operations. This work is expected to commence in the second quarter of fiscal 2026.

Roughrider Project, Saskatchewan

As part of the proposed PFS, UEC started a 34,000 meter conversion core drilling program, including targets across the West Zone, East Zone and Far East Zone, aiming to convert inferred estimated resources into the indicated category at the Roughrider Project.

UEC has engaged Tetra Tech Canada Inc. to provide lead technical services for the preparation of the proposed PFS for the Roughrider Project.

In parallel, UEC continues to advance the Roughrider Project through technical and environmental studies, community engagement and assessing opportunities to further de-risk the project. The parallel processes of updating the environmental baseline work and Indigenous engagement will support a future Environmental Impact Assessment required for uranium production.

UEC Launches United States Uranium Refining & Conversion Corp

United States Uranium Refining & Conversion Corp, a wholly owned subsidiary, has been formed to pursue the feasibility of developing a new, state-of-the-art American uranium refining and conversion facility. This initiative aims to position UEC as the only vertically integrated U.S. uranium company with mining and processing operations and planned refining and conversion capabilities.

Under one American banner, UEC’s end-to-end capabilities are expected to provide a secure and geopolitically reliable source of Uranium Hexafluoride, the critical feedstock for enrichment used to produce low-enriched uranium and high-assay low-enriched uranium, fuels essential for powering large, small, and advanced reactors in undersupplied domestic and allied markets.

This initiative builds on UEC’s existing uranium platform, advancing a fully American supply chain aligned with U.S. energy policy and defense needs. The project will move forward contingent on several factors, including completion and assessment of additional engineering and economic studies, securing strategic government commitments, utility contracts and regulatory approvals, and favorable market conditions. To advance the project, UEC has engaged initial discussions with the United States government, state-level energy authorities, utilities, and financial entities.

During the quarter, the Company completed a $234 million public offering to advance UR&C's proposed U.S. refining and conversion facility, initiated a feasibility study for the project, expanded the size of the project technical team, and progressed federal engagement and multi-state siting activities.

Conference Call Details

A conference call will be held at 11:00 a.m. ET (8:00 a.m. PT) on Wednesday, December 10, 2025, to discuss the Company's results, upcoming catalysts and current market conditions. To participate, please use one of the following methods:

Webinar: Click Here

North America (toll-free): 1-877-270-2148

International: 1-412-902-6510

An accompanying presentation will be available on UEC’s website at www.uraniumenergy.com and a replay of the event will be available following the presentation.

Notes:

1.

Total Cost per Pound, Cash Cost Per Pound and Non-Cash Cost Per Pound are not measures of financial performance under accounting principles generally accepted in the United States ("GAAP") and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. See “Non-GAAP Measures” below.

2.	Does not include inventory in-process or dried and drummed concentrate at the Irigaray CPP.

3.	Market values for securities are based on closing prices as at October 31, 2025, and for uranium inventories are based on the spot price quoted on UxC ConverDyn as of such date.

4.

Average grades of 0.091% for measured resources and 0.073% eU3O8 for indicated resources, respectively. See the Company’s Regulation S-K 1300 technical report summary titled “Amended SK-1300 Mineral Resource Report Wyoming ISR Hub and Spoke Project, WY, USA, dated March 9, 2023”.

The technical information in this news release has been reviewed and approved by Dayton Lewis, P.Geo., UEC’s V.P., Wyoming Resource Development, who is a Qualified Person for the purposes of SEC Regulation S-K 1300.

About Uranium Energy Corp

Uranium Energy Corp is America’s largest and fastest growing supplier of uranium needed to produce safe, clean, reliable nuclear energy. UEC is advancing the next generation of low-cost, environmentally friendly ISR mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has three ISR hub-and-spoke platforms in South Texas and Wyoming. These production platforms are anchored by licensed Central Processing Plants that will be served by a pipeline of satellite ISR projects, including seven that already have their major permits in place. In August 2024, operations were restarted and ramp-up commenced at the Christensen Ranch Project in Wyoming, sending uranium loaded resin to the Irigaray Plant (Wyoming Powder River Basin hub). Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only uranium royalty company in the sector; and (3) a Western Hemisphere pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:

Toll Free: (866) 748-1030

Fax: (361) 888-5041

E-mail: info@uraniumenergy.com

Stock Exchange Information:

NYSE American: UEC

WKN: AØJDRR

ISN: US916896103

Non-GAAP Measures

This news release includes reference to "Total Cost per Pound", “Cash Cost per Pound” and “Non-Cash per Pound”, which do not have standardized meanings under GAAP. We define: (i) Total Cost Per Pound as the addition to in-process inventory and uranium concentrates from extraction (each a component of inventories on the consolidated balance sheets) for the applicable period divided by the quantity (in pounds) of precipitated uranium and dried and drummed U3O8 produced in such period; (ii) Cash Cost Per Pound as the addition to in-process inventory and uranium concentrates from extraction (each a component of inventories on the consolidated balance sheets), excluding depreciation, depletion and amortization, for the applicable period divided by the quantity (in pounds) of precipitated uranium and dried and drummed U3O8 in such period; and (iii) Non-Cash Cost Per Pound as the difference between Total Cost per Pound and Cash Cost per Pound. We believe that, in addition to conventional measures prepared in accordance with GAAP, certain investors and other stakeholders also use this information to evaluate our operating and financial performance. The use of these performance measures is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Our definition of these measures may differ from other mining companies and therefore may not be comparable. These non-GAAP measures should be read in conjunction with our consolidated financial statements for the applicable periods.

		First Quarter
(in thousands of dollars, except cost per pound)		Fiscal 2026

Cash Production Costs	A	$1,612
Add
Production-Based Royalties		101
Ad Valorem and Severance Tax		338
Total Production-Based Royalties and Taxes	B	439
Total Cash Costs	C=A+B	$2,051
Add
Depreciation, depletion and amortization		306
Total Non-Cash Costs	D	$306

Total Costs	E=C+D	$2,357

Precipitated Uranium and Dried and Drummed Uranium Concentrate (pounds)	F	68,612

Cash Production Costs Per Pound	G=A/F	$23.50
Production-Based Royalties, Ad Valorem and Severance Tax Per Pound	H=B/F	6.40
Total Cash Cost Per Pound		$29.90
Total Non-Cash Cost Per Pound	I=D/F	4.45
Total Cost Per Pound	J=G+H+I	$34.35

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. They include statements regarding the Company's expectations regarding uranium markets, its projects, including future work programs, planned developments and the proposed PFS and other studies, the impacts of governmental initiatives and the Company's proposed development of future conversion facilities. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, future mineral resource estimates may vary from historic estimates, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations, any deterioration in political support for nuclear energy or uranium mining; changes in government regulations and policies, including trade laws and policies; demand for nuclear power; any failure to obtain necessary permits and approvals from government authorities; weather and other natural phenomena; and the other risk factors set forth in the Company’s most recent annual report on Form 10-K and its other filings with the Securities and Exchange Commission, available under its profile at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.